UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2015, the Compensation Committee of the Board of Directors of Rentech, Inc. (the “Company”) reviewed the compensation arrangements for Keith B. Forman, the Company’s Chief Executive Officer. The Committee determined to increase Mr. Forman’s annual base salary to $500,000 effective June 29, 2015 based on his performance to date and the fact that his initial salary was significantly below the median base salary of chief executive officers at similar companies. The Committee made no changes to Mr. Forman’s incentive equity compensation, approximately 70% of which is in the form of performance-vesting restricted stock units that vest only if total shareholder return exceeds 50% during the performance period. Mr. Forman continues to be ineligible for any annual cash bonus incentive for his work as chief executive officer through the end of 2015. The Committee also authorized the Company to reimburse Mr. Forman for reasonable commuting expenses that he has incurred and may incur in the future. To the extent that the reimbursement of commuting expenses results in compensation imputed to Mr. Forman, the Compensation Committee authorized the Company to pay (or withhold and pay to the appropriate taxing authority on behalf of) Mr. Forman a “tax gross-up” approximating his federal and state income and payroll taxes on the compensation imputed to Mr. Forman.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of Rentech, Inc. was held on June 17, 2015.

(b)	The results of the matters submitted to a shareholder vote at the annual meeting were as follows:

1.	Election of Directors: Our shareholders elected the following two directors to each serve a three-year term expiring on the date of the 2018 annual meeting of shareholders or until his successor has been qualified and elected.

Director	Votes For	Votes Withheld	Broker Non-Votes
Keith B. Forman	170,111,582	9,492,547	70,446,859
Halbert S. Washburn	163,840,535	15,763,594	70,446,859

2.	Tax Benefit Preservation Plan Amendment Proposal: Our shareholders approved an amendment to extend the term of our Tax Benefit Preservation Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
172,772,910	6,493,123	338,096	70,446,859

3.	Reverse Stock Split Proposal: Our shareholders approved an amendment to our Amended and Restated Articles of Incorporation which permits (but does not require) our Board to effect a reverse stock split using a ratio of not less than 1-for-10 and not more than 1-for-15 at any time prior to June 17, 2016.

Votes For	Votes Against	Abstain	Broker Non-Votes
234,658,563	14,683,881	708,544	—

4.	Authorized Share Reduction Amendment Proposal: Our shareholders approved an amendment to our Amended and Restated Articles of Incorporation to decrease the number of authorized shares of Common Stock of the Company in the event the Board elects to effect the reverse stock split using the same stock split ratio.

Votes For	Votes Against	Abstain	Broker Non-Votes
235,926,521	13,324,407	800,060	—

5.	Auditor Ratification Proposal: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Votes For	Votes Against	Abstain	Broker Non-Votes
244,512,520	5,070,545	467,923	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: June 22, 2015	By:	/s/ Colin M. Morris
Colin M. Morris Senior Vice President and General Counsel